EXHIBIT 5

                               Law Offices
                  ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                12th Floor
                          734 15th Street, N.W.
                         Washington, D.C.  20005
                         Telephone (202) 347-0300

                              March 16, 2005

Board of Directors
TD Banknorth Inc.
Two Portland Square
P.O. Box 9540
Portland, Maine  04112-9540

    Re:     Registration Statement on Form S-8
            14,331,951 Shares of Common Stock

Ladies and Gentlemen:

     We have acted as special counsel to TD Banknorth Inc. ("TD Banknorth"), a Delaware corporation and the successor to Banknorth Group, Inc. ("Banknorth"), a Maine corporation, in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 14,331,951 shares of Common Stock of TD Banknorth, par value $0.01 per share (the "Common Stock"), which may be issued pursuant to the 1986 Stock Option and Stock Appreciation Rights Plan, as amended, the Amended and Restated Employee Stock Purchase Plan, the Amended and Restated 1995 Stock Option Plan for Non-Employee Directors, the Amended and Restated 401(k) Plan, the 1996 Equity Incentive Plan, as amended, and the Amended and Restated 2003 Equity Incentive Plan (collectively, the "Plans"), as well as options to purchase Common Stock assumed by Banknorth in connection with acquisitions of CFX Corporation, SIS Bancorp, Inc., Banknorth Group, Inc., a Delaware corporation, Ipswich Bancshares, Inc., Warren Bancorp, Inc.,
American Financial Holdings, Inc. and CCBT Financial Companies, Inc. (the "Assumed Options"). TD Banknorth assumed the Plans and the Assumed Options as the successor to Banknorth upon completion of the reincorporation of Banknorth from Maine to Delaware on March 1, 2005 pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of August 25, 2004, among The Toronto-Dominion Bank ("TD"), a Canadian-chartered bank, Berlin Merger Co., a Delaware corporation and a wholly-owned subsidiary of TD, Banknorth and TD Banknorth
(the "Agreement").

     The Registration Statement also registers an indeterminate number of interests in the Amended and Restated 401(k) Plan and an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split,

Board of Directors
March 16, 2005
Page 2


stock dividend or similar adjustment of the outstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

     In this regard, we have reviewed the Registration Statement, the Certificate of Incorporation and Bylaws of TD Banknorth, the Plans, the Agreement, a specimen stock certificate evidencing the Common Stock of TD Banknorth and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of TD Banknorth and such other instruments, certificates and representations of public officials, officers and representatives of TD Banknorth as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the Plans or the exercise of the Assumed Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Plans or the exercise of the Assumed Options; (ii) awards under the Plans and the Assumed Options will constitute valid, legal and binding obligations of TD Banknorth and will be enforceable as to TD Banknorth in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans or the exercise of the Assumed Options, upon receipt by TD Banknorth of the consideration required thereby, as applicable, will be legally issued, fully paid and non-assessable shares of Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.


                             By: /s/ Gerard L. Hawkins
                                 --------------------------------------
                                 Gerard L. Hawkins, a Partner